EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

                      [MOFFITT & COMPANY, P.C. LETTERHEAD]

January 7, 2002


iBIZ Technology Corp.
1919 West Lone Cactus Drive
Phoenix, AZ 85027

Dear Sir or Madam:

We do hereby consent to the use in this registration statement on Form S-8 dated January 7,2002 of our report dated December 30, 2000 relating to the October
31, 2000 and 1999 audited financial statements of iBiz Technology Corp. and our report dated August 13, 2001 relating to the July 31, 2001 and 2000 reviewed financial statements of iBiz Technology Corp.

Yours Very Truly,

/s/ Stanley M. Moffitt

Stanley M. Moffitt, CPA
Moffitt & Company, P.C.